SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 24, 1994
(To Prospectus dated January 14, 1994)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

               Mortgage Pass-Through Certificates, Series 1994-2

                                   ----------

-------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
-------------------------------------------------------------------------------

      The Class PO Certificates

      o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated January 24, 1994, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

      o As of May 27, 2003, the class certificate balance of the Class PO certificates was approximately $881,487.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                               THE MORTGAGE POOL

         As of May 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 248 Mortgage Loans having an aggregate Stated Principal Balance of approximately $34,584,819.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                            As of
                                                                                                         May 1, 2003
                                                                                                      -----------------
Total Number of Mortgage Loans........................................................                       248
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
     30-59 days.......................................................................                      0.81%
     60-90 days.......................................................................                      0.00%
     91 days or more (excluding pending foreclosures).................................                      0.00%
                                                                                                            -----
     Total Delinquencies..............................................................                      0.81%
                                                                                                            =====
Foreclosures Pending..................................................................                      0.00%
                                                                                                            -----
Total Delinquencies and foreclosures pending..........................................                      0.81%
                                                                                                            =====

----------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $38.782 billion at March 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                               At February 28(29),
                                               ----------------------------------------------------
                                                    1999               2000               2001
                                               --------------     --------------     --------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
      30-59 days ...........................             1.03%              1.36%              1.61%
      60-89 days ...........................             0.18               0.22               0.28
      90 days or more (excluding pending
           foreclosures) ...................             0.12               0.16               0.14
                                               --------------     --------------     --------------
            Total of delinquencies .........             1.32%              1.75%              2.03%
                                               ==============     ==============     ==============
Foreclosures pending .......................             0.14%              0.16%              0.27%
                                               ==============     ==============     ==============

Total delinquencies and foreclosures pending             1.46%              1.91%              2.30%
                                               ==============     ==============     ==============

Net Gains/(Losses) on liquidated loans(1) ..   $   (2,882,524)    $   (3,076,240)    $   (2,988,604)
Percentage of Net Gains/(Losses) on
     liquidated loans(1)(2) ................           (0.018)%           (0.017)%           (0.014)%
Percentage of Net Gains/(Losses) on
     liquidated loans (based on average
     outstanding principal balance)(1) .....           (0.021)%           (0.017)%           (0.015)%


                                                         At December 31,               At March 31,
                                               ----------------------------------     --------------
                                                    2001                2002               2003
                                               --------------     ---------------     --------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
      30-59 days ...........................             1.89%               2.11%              1.89%
      60-89 days ...........................             0.39                0.53               0.47
      90 days or more (excluding pending
           foreclosures) ...................             0.23                0.35               0.54
                                               --------------     ---------------     --------------
            Total of delinquencies .........             2.51%               2.99%              2.91%
                                               ==============     ===============     ==============
Foreclosures pending .......................             0.31%               0.31%              0.50%
                                               ==============     ===============     ==============

Total delinquencies and foreclosures pending             2.82%               3.31%              3.41%
                                               ==============     ===============     ==============

Net Gains/(Losses) on liquidated loans(1) ..   $   (5,677,141)    $   (10,788,657)    $   (3,015,435)
Percentage of Net Gains/(Losses) on
     liquidated loans(1)(2) ................           (0.022)%            (0.032)%           (0.008)%
Percentage of Net Gains/(Losses) on
     liquidated loans (based on average
     outstanding principal balance)(1) .....           (0.023)%            (0.033)%           (0.008)%

----------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The following summaries describing certain provisions of the Class PO Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement, the Prospectus and the provisions of the Pooling and Servicing Agreement as amended by Amendment No. 1 to the Pooling and Servicing Agreement dated as of June 1, 2003.

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of May 27, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $881,487, evidencing a beneficial ownership interest of approximately 2.55% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $32,922,760 and evidenced in the aggregate a beneficial ownership interest of approximately 95.19% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $1,662,059, and evidenced in the aggregate a beneficial ownership interest of approximately 4.81% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

     Book-Entry Registration of the Class PO Certificates

         The Class PO Certificates will be represented by one or more book-entry certificates which will be deposited with The Depository Trust Company ("DTC") or its custodian and registered in the name of Cede & Co., as nominee of DTC. Class PO Certificates, to the extent maintained through the book-entry facilities of DTC, are referred to herein as "Book-Entry Certificates." DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. "Participants" include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). No person other than a qualified institutional buyer may own a beneficial interest in a Book-Entry Certificate. Upon each transfer of an ownership interest in a Book-Entry Certificate, the transferee shall be deemed to have made the representations and warranties contained in Exhibit L to the Pooling and Servicing Agreement.

         Class PO Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Holders of Book-Entry Certificates will receive all distributions of principal and interest from the Trustee through Participants. Under a book-entry format, Certificateholders may experience some delay in their receipt of payments, because such payments will be made by the Trustee to DTC's nominee, Cede & Co. DTC will forward such payments to its Participants, which in turn will forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" of a Class PO Certificate held in book-entry form will be DTC's nominee. Owners of beneficial interests in Book-Entry Certificates will not be recognized by the Trustee as Certificateholders, as such term is used in the Trust Agreement, and such owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Book-Entry Certificates among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Book-Entry Certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $881,487 and (ii) the closing date of the sale of the Class PO Certificates is June 30, 2003. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 95%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                            SPA Prepayment Assumption
                                    -----------------------------------------
Class                                 0%      100%     325%     500%     750%
-----                               -----    -----    -----    -----    -----
Class PO....................         1.8%     2.0%     2.6%     3.2%     4.2%

         It is unlikely that all of the Mortgage Loans will have the characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                                            Class PO
                                                                    SPA Prepayment Assumption
                                                    ----------------------------------------------------------
             Distribution Date                        0%          100%         325%          500%         750%
             -----------------                      -----        -----        -----         -----        -----
Initial Percent..............................        100          100          100           100          100
June 25, 2004................................         82           77           66            57           45
June 25, 2005................................         64           56           41            31           19
June 25, 2006................................         46           38           24            16            8
June 25, 2007................................         27           21           11             6            2
June 25, 2008................................          8            6            3             1            *
June 25, 2009................................          0            0            0             0            0
Weighted Average Life (years) **.............          2.76         2.48         1.94          1.60         1.21

----------
*        Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,067,706 and $100,000 and $0.00, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by


         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                CWMBS Mortgage Pass-Through Certificates 1994-2

                Current Mortgage Rates of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------
    Current                      Number of               Aggregate Principal        Percent of Mortgage
Mortgage Rate (%)              Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------
  6                                    2                       281,584.60                     0.81
  6.125                                2                       133,947.91                     0.39
  6.25                                16                     2,544,544.54                     7.36
  6.375                               22                     3,649,425.87                    10.55
  6.5                                 70                     9,066,378.85                    26.21
  6.625                               14                     1,886,206.45                     5.45
  6.75                                34                     4,867,422.79                    14.07
  6.875                               33                     4,581,868.99                    13.25
  7                                   26                     3,709,073.47                    10.72
  7.125                               13                     1,859,669.78                     5.38
  7.25                                 7                       912,323.98                     2.64
  7.375                                4                       406,572.48                     1.18
  7.5                                  4                       605,946.14                     1.75
  7.75                                 1                        79,853.25                     0.23
-------------------------------------------------------------------------------------------------------
Total                                248                    34,584,819.10                   100.00
=======================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.692% per annum.

                  Current Mortgage Loan Principal Balances (1)

--------------------------------------------------------------------------------------------------------
Range of Current Mortgage         Number of            Aggregate Principal           Percent of Mortgage
   Loan Balances ($)            Mortgage Loans       Balance Outstanding ($)               Pool (%)
--------------------------------------------------------------------------------------------------------
100,000.01 to 150,000.00                9                   1,117,087.32                     3.23
150,000.01 to 200,000.00                2                     363,228.95                     1.05
200,000.01 to 250,000.00               57                   7,301,924.56                    21.11
250,000.01 to 300,000.00               82                  10,729,515.73                    31.02
300,000.01 to 350,000.00               45                   6,777,715.50                    19.60
350,000.01 to 400,000.00               19                   2,674,560.77                     7.73
400,000.01 to 450,000.00               11                   1,788,950.03                     5.17
450,000.01 to 500,000.00                9                   1,609,214.21                     4.65
500,000.01 to 550,000.00                5                     877,222.60                     2.54
550,000.01 to 600,000.00                3                     289,445.37                     0.84
600,000.01 to 650,000.00                4                     602,728.50                     1.74
650,000.01 to 700,000.00                2                     453,225.56                     1.31
--------------------------------------------------------------------------------------------------------
Total                                 248                  34,584,819.10                   100.00
========================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $318,534.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-------------------------------------------------------------------------------------------------------
Range of Original Loan-to-       Number of               Aggregate Principal        Percent of Mortgage
     Value Ratios (%)          Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------
  50.00 or Less                       46                     6,546,969.30                   18.93
  50.01 to 55.00                      13                     1,646,714.26                    4.76
  55.01 to 60.00                      27                     3,820,345.74                   11.05
  60.01 to 65.00                      28                     4,369,334.13                   12.63
  65.01 to 70.00                      37                     4,883,471.32                   14.12
  70.01 to 75.00                      29                     4,222,510.39                   12.21
  75.01 to 80.00                      54                     7,248,550.77                   20.96
  80.01 to 85.00                       4                       560,455.05                    1.62
  85.01 to 90.00                      10                     1,286,468.14                    3.72
-------------------------------------------------------------------------------------------------------
Total                                248                    34,584,819.10                  100.00
=======================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 64.37%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

---------------------------------------------------------------------------------------------------------------
State Distribution of Mortgaged          Number of               Aggregate Principal        Percent of Mortgage
          Properties                   Mortgage Loans          Balance Outstanding ($)           Pool (%)
---------------------------------------------------------------------------------------------------------------
  California                                130                     19,500,632.75                   56.38
  Florida                                    15                      1,943,250.20                    5.62
  Massachusetts                              10                      1,317,270.89                    3.81
  Texas                                      11                      1,313,583.02                    3.80
  Connecticut                                 5                      1,081,351.78                    3.13
  New Jersey                                  7                        959,549.90                    2.77
  New York                                    7                        904,112.56                    2.61
  Illinois                                    6                        748,366.42                    2.16
  Missouri                                    4                        692,667.71                    2.00
  Other (less than 2%)                       53                      6,124,033.87                   17.71
---------------------------------------------------------------------------------------------------------------
Total                                       248                     34,584,819.10                  100.00
===============================================================================================================

(1) "Other" includes 26 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 3.05% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                  Documentation Programs for the Mortgage Loans

-------------------------------------------------------------------------------------------------------
                                 Number of               Aggregate Principal        Percent of Mortgage
Type of Program                Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------
  Full                              125                     18,145,154.33                   52.47
  Alternative                        97                     13,575,000.46                   39.25
  Reduced                            14                      1,154,307.23                    3.34
  Streamlined                        12                      1,710,357.08                    4.95
-------------------------------------------------------------------------------------------------------
Total                               248                     34,584,819.10                  100.00
=======================================================================================================


                          Types of Mortgaged Properties

-------------------------------------------------------------------------------------------------------------
                                       Number of               Aggregate Principal        Percent of Mortgage
       Property Type                 Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
  Single Family Residence                 187                     26,026,726.69                   75.25
  Low-rise Condominium                      5                        800,681.03                    2.32
  Planned Unit Development                 56                      7,757,411.38                   22.43
-------------------------------------------------------------------------------------------------------------
Total                                     248                     34,584,819.10                  100.00
=============================================================================================================

                         Purposes of the Mortgage Loans

-------------------------------------------------------------------------------------------------------
                                 Number of               Aggregate Principal        Percent of Mortgage
    Loan Purpose               Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------
Refinance (rate/term)               197                     27,140,544.81                   78.48
Refinance (cash-out)                 33                      5,067,210.68                   14.65
Purchase                             18                      2,377,063.61                    6.87
-------------------------------------------------------------------------------------------------------
Total                               248                     34,584,819.10                  100.00
=======================================================================================================


                    Occupancy Types of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------
                                 Number of               Aggregate Principal        Percent of Mortgage
   Occupancy Type              Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------
  Owner Occupied                    247                     34,473,309.50                   99.68
  Secondary Residence                 1                        111,509.60                    0.32
-------------------------------------------------------------------------------------------------------
Total                               248                     34,584,819.10                  100.00
=======================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


             Remaining Terms to Maturity of the Mortgage Loans (1)

-------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity             Number of               Aggregate Principal        Percent of Mortgage
        (months)                     Mortgage Loans          Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
          120                               1                         38,322.58                    0.11
          180                             247                     34,546,496.52                   99.89
-------------------------------------------------------------------------------------------------------------
Total                                     248                     34,584,819.10                  100.00
=============================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 180 months.

                                                                       EXHIBIT 2

     THE
   BANK OF
     NEW
    YORK
101 Barclay St., 8W                                   Distribution Date: 5/25/03
New York, NY 10286
Officer:   Courtney Bartholomew  212-815-3236
Associate: AnnMarie Cassano      212-815-8318

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
   1      126690RX6        Senior           Fix-30/360                  -       6.500000                  -               -
   2      126690RY4        Senior           Fix-30/360                  -       6.500000                  -               -
   3      126690RZ1        Senior           Fix-30/360                  -       6.500000                  -               -
   4      126690SA5        Senior           Fix-30/360                  -       6.500000                  -               -
   5      126690SB3        Senior           Fix-30/360                  -       6.500000                  -               -
   6      126690SC1        Senior           Fix-30/360                  -       6.500000                  -               -
   7      126690SD9        Senior           Fix-30/360                  -       6.500000                  -               -
   8      126690SE7        Senior           Fix-30/360                  -       6.500000                  -               -
   9A     126690SF4        Senior           Fix-30/360                  -       6.500000                  -               -
   9B     126690SG2        Senior           Fix-30/360                  -       6.500000                  -               -
   10     126690SH0        Senior           Fix-30/360                  -       6.500000                  -               -
  10A     126690SJ6        Senior           Fix-30/360                  -       6.500000                  -               -
   11     126690SK3        Senior           Fix-30/360      12,550,808.81       6.500000       2,851,261.99       67,983.55
  12F     126690SL1        Senior           Var-30/360      13,829,972.84       3.357000                  -       38,689.35
  12T     126690SM9        Senior           Var-30/360       3,303,827.09       9.000000                  -       24,778.70
  12S     126690SN7        Senior           Var-30/360       5,206,926.23      13.261750                  -       57,544.13
   PO     126690SP2       Strip PO          Fix-30/360         957,540.99       0.000000          76,053.99               -
   X      126690SQ0       Strip IO          Fix-30/360      13,182,458.37       0.274125                  -        3,011.37
   AR     126690SR8        Senior           Fix-30/360           1,000.00       6.500000                  -            5.55
---------------------------------------------------------------------------------------------------------------------------------
   B1     126690SS6        Junior           Fix-30/360       1,612,944.50       6.500000         131,802.61        8,736.78
   B2      PRIVATE         Junior           Fix-30/360         197,016.54       6.500000          16,099.31        1,067.17
---------------------------------------------------------------------------------------------------------------------------------
 Totals                                                     37,660,037.00                      3,075,217.90      201,816.60
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
   1                   -              -                  -              -
   2                   -              -                  -              -
   3                   -              -                  -              -
   4                   -              -                  -              -
   5                   -              -                  -              -
   6                   -              -                  -              -
   7                   -              -                  -              -
   8                   -              -                  -              -
   9A                  -              -                  -              -
   9B                  -              -                  -              -
   10                  -              -                  -              -
  10A                  -              -                  -              -
   11       2,919,245.54              -       9,699,546.82              -
  12F          38,689.35              -      13,829,972.84              -
  12T          24,778.70              -       3,303,827.09              -
  12S          57,544.13              -       5,206,926.23              -
   PO          76,053.99              -         881,487.00              -
   X            3,011.37              -      12,155,308.09              -
   AR               5.55              -           1,000.00              -
--------------------------------------------------------------------------
   B1         140,539.40              -       1,481,141.88              -
   B2          17,166.48              -         180,917.23       1,935.37
--------------------------------------------------------------------------
 Totals     3,277,034.51              -      34,584,819.09       1,935.37
--------------------------------------------------------------------------

                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original         Beginning        Scheduled                       Unscheduled
                         Certificate      Certificate       Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance          Balance       Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  1        126690RX6    21,017,000.00                -                -               -               -                   -
  2        126690RY4     6,505,000.00                -                -               -               -                   -
  3        126690RZ1     6,405,000.00                -                -               -               -                   -
  4        126690SA5     6,705,000.00                -                -               -               -                   -
  5        126690SB3     7,506,000.00                -                -               -               -                   -
  6        126690SC1     7,506,000.00                -                -               -               -                   -
  7        126690SD9    36,631,000.00                -                -               -               -                   -
  8        126690SE7    10,108,000.00                -                -               -               -                   -
  9A       126690SF4    24,771,000.00                -                -               -               -                   -
  9B       126690SG2    27,973,000.00                -                -               -               -                   -
  10       126690SH0     5,754,000.00                -                -               -               -                   -
 10A       126690SJ6    40,284,000.00                -                -               -               -                   -
  11       126690SK3    13,011,000.00    12,550,808.81     2,851,261.99               -               -        2,851,261.99
 12F       126690SL1    14,849,078.00    13,829,972.84                -               -               -                   -
 12T       126690SM9     3,547,280.00     3,303,827.09                -               -               -                   -
 12S       126690SN7     5,590,615.00     5,206,926.23                -               -               -                   -
  PO       126690SP2     5,174,765.00       957,540.99        76,053.99               -               -           76,053.99
  X        126690SQ0   104,031,575.00    13,182,458.37                -               -               -                   -
  AR       126690SR8         1,000.00         1,000.00                -               -               -                   -
------------------------------------------------------------------------------------------------------------------------------
  B1       126690SS6     6,130,000.00     1,612,944.50       131,802.61               -               -          131,802.61
  B2        PRIVATE        751,044.00       197,016.54        16,099.31               -               -           16,099.31
------------------------------------------------------------------------------------------------------------------------------
Totals                 250,219,782.00    37,660,037.00     3,075,217.90               -               -        3,075,217.90
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  1                  -                 -       0.00000000000
  2                  -                 -       0.00000000000
  3                  -                 -       0.00000000000
  4                  -                 -       0.00000000000
  5                  -                 -       0.00000000000
  6                  -                 -       0.00000000000
  7                  -                 -       0.00000000000
  8                  -                 -       0.00000000000
  9A                 -                 -       0.00000000000
  9B                 -                 -       0.00000000000
  10                 -                 -       0.00000000000
 10A                 -                 -       0.00000000000
  11                 -      9,699,546.82       0.74548818847
 12F                 -     13,829,972.84       0.93136912878
 12T                 -      3,303,827.09       0.93136913071
 12S                 -      5,206,926.23       0.93136913023
  PO                 -        881,487.00       0.17034338800
  X                  -     12,155,308.09       0.11684248835
  AR                 -          1,000.00       1.00000000000
-------------------------------------------------------------
  B1                 -      1,481,141.88       0.24162184068
  B2                 -        180,917.23       0.24088765756
-------------------------------------------------------------
Totals               -     34,584,819.09
------------------------------------------------------------


                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
   1                       -        6.500000                 -                 -               -                -                 -
   2                       -        6.500000                 -                 -               -                -                 -
   3                       -        6.500000                 -                 -               -                -                 -
   4                       -        6.500000                 -                 -               -                -                 -
   5                       -        6.500000                 -                 -               -                -                 -
   6                       -        6.500000                 -                 -               -                -                 -
   7                       -        6.500000                 -                 -               -                -                 -
   8                       -        6.500000                 -                 -               -                -                 -
   9A                      -        6.500000                 -                 -               -                -                 -
   9B                      -        6.500000                 -                 -               -                -                 -
   10                      -        6.500000                 -                 -               -                -                 -
  10A                      -        6.500000                 -                 -               -                -                 -
   11          12,550,808.81        6.500000         67,983.55                 -               -        67,983.55                 -
  12F          13,829,972.84        3.357000         38,689.35                 -               -        38,689.35                 -
  12T           3,303,827.09        9.000000         24,778.70                 -               -        24,778.70                 -
  12S           5,206,926.23       13.261750         57,544.13                 -               -        57,544.13                 -
   PO             957,540.99        0.000000                 -                 -               -                -                 -
   X           13,182,458.37        0.274125          3,011.37                 -               -         3,011.37                 -
   AR               1,000.00        6.500000              5.42                 -               -             5.42                 -
------------------------------------------------------------------------------------------------------------------------------------
   B1           1,612,944.50        6.500000          8,736.78                 -               -         8,736.78                 -
   B2             197,016.54        6.500000          1,067.17                 -               -         1,067.17                 -
------------------------------------------------------------------------------------------------------------------------------------
 Totals        37,660,037.00                        201,816.47                 -               -       201,816.47                 -
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------
          Unscheduled
            Interest      Interest
 Class     Adjustment       Paid
---------------------------------------
   1                 -               -
   2                 -               -
   3                 -               -
   4                 -               -
   5                 -               -
   6                 -               -
   7                 -               -
   8                 -               -
   9A                -               -
   9B                -               -
   10                -               -
  10A                -               -
   11                -       67,983.55
  12F                -       38,689.35
  12T                -       24,778.70
  12S                -       57,544.13
   PO                -               -
   X                 -        3,011.37
   AR                -            5.55
---------------------------------------
   B1                -        8,736.78
   B2                -        1,067.17
---------------------------------------
 Totals              -      201,816.60
---------------------------------------

                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
   1        126690RX6        21,017,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   2        126690RY4         6,505,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   3        126690RZ1         6,405,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   4        126690SA5         6,705,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   5        126690SB3         7,506,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   6        126690SC1         7,506,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   7        126690SD9        36,631,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   8        126690SE7        10,108,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   9A       126690SF4        24,771,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   9B       126690SG2        27,973,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   10       126690SH0         5,754,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
  10A       126690SJ6        40,284,000.00        0.000000000          0.000000000     0.000000000       0.000000000       6.500000
   11       126690SK3        13,011,000.00      964.630605767        219.142417300     5.225082448     745.488188467       6.500000
  12F       126690SL1        14,849,078.00      931.369128777          0.000000000     2.605505138     931.369128777       3.357000
  12T       126690SM9         3,547,280.00      931.369130714          0.000000000     6.985268480     931.369130714       9.000000
  12S       126690SN7         5,590,615.00      931.369130230          0.000000000    10.292987143     931.369130230      13.261750
   PO       126690SP2         5,174,765.00      185.040479129         14.697091126     0.000000000     170.343388003       0.000000
   X        126690SQ0       104,031,575.00      126.715935715          0.000000000     0.028946658     116.842488350       0.274125
   AR       126690SR8             1,000.00     1000.000000000          0.000000000     5.554220213    1000.000000000       6.500000
------------------------------------------------------------------------------------------------------------------------------------
   B1       126690SS6         6,130,000.00      263.123082881         21.501242197     1.425250032     241.621840684       6.500000
   B2        PRIVATE            751,044.00      262.323566881         21.435909323     1.420919321     240.887657557       6.500000
------------------------------------------------------------------------------------------------------------------------------------
 Totals                     250,219,782.00      150.507832350         12.290067058     0.806557333     138.217765252
------------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay St., 8W
New York, NY 10286
Officer:   Courtney Bartholomew  212-815-3236
Associate: AnnMarie Cassano      212-815-8318

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1994-2

Pool Level Data
Distribution Date                                                      5/25/2003
Cut-off Date                                                            1/1/1994
Determination Date                                                      5/1/2003
Accrual Period 30/360          Begin                                    4/1/2003
                               End                                      5/1/2003
Number of Days in 30/360 Accrual Period                                       30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                  250,219,781.85

Beginning Aggregate Pool Stated Principal Balance                                                                      37,660,037.01
Ending Aggregate Pool Stated Principal Balance                                                                         34,584,819.10

Beginning Aggregate Certificate Stated Principal Balance                                                               37,660,037.01
Ending Aggregate Certificate Stated Principal Balance                                                                  34,584,819.10

Beginning Aggregate Loan Count                                                                                                   265
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   17
Ending Aggregate Loan Count                                                                                                      248

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.693686%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.692283%

Beginning Net Weighted Average Loan Rate                                                                                   6.430686%
Ending Net Weighted Average Loan Rate                                                                                      6.429283%

Weighted Average Maturity (WAM) (Months)                                                                                         248

Servicer Advances                                                                                                           3,921.65

Aggregate Pool Prepayment                                                                                               2,562,041.17
Pool Prepayment Rate                                                                                                     57.5810 CPR

--------------------------------------------------------------------------------
      Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                    95.0685614447%
Senior Prepayment Percentage                                                                                         95.0685614447%

Subordinate Percentage                                                                                                4.9314385553%
Subordinate Prepayment Percentage                                                                                     4.9314385553%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                     3,283,698.58
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                         3,283,698.58

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                            8,923.57
Payment of Sub Servicer Fees                                                                                                      -
Payment of Other Fees                                                                                                      6,320.19
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                            -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                      3,277,034.51
Total Withdrawals                                                                                                      3,292,278.27

Ending Balance                                                                                                            (2,259.50)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  1,933.64
Compensation for Gross PPIS from Servicing Fees                                                                            1,933.64
Other Gross PPIS Compensation                                                                                                     -
Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                                 8,923.57
Sub Servicing Fees Paid                                                                                                           -
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                             -
Other Fees Paid                                                                                                            6,320.19
Total Fees                                                                                                                15,243.76

--------------------------------------------------------------------------------
               Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                           30-59 Days         60-89 Days                90+ Days                  Totals
Scheduled Principal Balance                           217,363.98                  -                       -              217,363.98
Percentage of Total Pool Balance                       0.628495%          0.000000%               0.000000%               0.628495%
Number of Loans                                                2                  0                       0                       2
Percentage of Total Loans                              0.806452%          0.000000%               0.000000%               0.806452%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                      1,934.99

--------------------------------------------------------------------------------
                     Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                    Original                     Current
Bankruptcy Loss                                                                             100,000.00                  100,000.00
Bankruptcy Percentage                                                                        0.039965%                   0.289144%
Credit/Fraud Loss                                                                         5,005,180.00                           -
Credit/Fraud Loss Percentage                                                                 2.000313%                   0.000000%
Special Hazard Loss                                                                       4,931,521.00                1,067,705.69
Special Hazard Loss Percentage                                                               1.970876%                   3.087209%

Credit Support                                                                                Original                     Current
Class A                                                                                 243,338,738.00               32,922,759.98
Class A Percentage                                                                          97.250000%                  95.194252%

Class B1                                                                                  6,130,000.00                1,481,141.88
Class B1 Percentage                                                                          2.449846%                   4.282636%

Class B2                                                                                    751,044.00                  180,917.23
Class B2 Percentage                                                                          0.300154%                   0.523112%